Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Johnston Industries, Inc. on Form S-8 of our report dated March 28, 1996, appearing in the Transition Report on Form 10-K of Johnston Industries, Inc. for the transition period July 1, 1995 to December 30, 1995.


/s/ DELOITTE & TOUCHE LLP
__________________________
DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 23, 1996